                                                                      EXHIBIT 99

                  [LOGO OF SABINE ROYALTY TRUST APPEARS HERE]


                                TAX INFORMATION

                                      1997


         This booklet contains tax information relevant to ownership of Units of Sabine Royalty Trust and should be retained.

                             SABINE ROYALTY TRUST

                                 MARCH 1, 1998

TO UNIT HOLDERS:

  This booklet provides 1997 tax information which will allow you to determine your pro rata share of income and deductions attributable to your investment in Sabine Royalty Trust (the "Trust"). Each Unit holder is encouraged to read the entire booklet very carefully.

  The material included in this booklet enables you to compute the information to be included in your Federal and state income tax returns. This booklet is the only information source for Unit holders to determine their share of the items of income and expense of the Trust for the entire 1997 calendar year. The Trust does not file nor does it furnish a Form 1099 to Unit holders (except where Federal backup withholding is required). Unit holders should retain this booklet as part of their tax records.

  The material herein is not intended and should not be construed as professional tax or legal advice. Unit holders are encouraged to consult their own tax advisors concerning its use.

Very truly yours,



Sabine Royalty Trust,
By NationsBank of Texas N.A., Trustee
1-800-365-6541

                              SABINE ROYALTY TRUST
                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
1997 TAX INFORMATION
 . Reading the Income and Expense Schedules................................   1
 . Identifying Which Income and Expense Schedules to Use...................   1
 . Applying the Data From the Income and Expense Schedules.................   1
 . Computing Depletion.....................................................   1
 . Sale or Exchange of Units...............................................   3
 . Classification of Investment............................................   3
 . Nonresident Foreign Unit Holders........................................   3
 . Backup Withholding......................................................   3
 . State Income Tax........................................................   3
 . Table of 1997 Monthly Record Dates and Cash Distributions Per Unit......   3
 . Tax Computation Worksheet...............................................   4
 . Supplement to Tax Computation Worksheet.................................   5
 . Tax Information Schedules...............................................   6
 . .Form 1041, Grantor Trust for Calendar Year 1997.......................   6
 . .Form 1041, Grantor Trust for January 1997.............................   7
 . .Form 1041, Grantor Trust for February 1997............................   8
 . .Form 1041, Grantor Trust for March 1997...............................   9
 . .Form 1041, Grantor Trust for April 1997...............................  10
 . .Form 1041, Grantor Trust for May 1997.................................  11
 . .Form 1041, Grantor Trust for June 1997................................  12
 . .Form 1041, Grantor Trust for July 1997................................  13
 . .Form 1041, Grantor Trust for August 1997..............................  14
 . .Form 1041, Grantor Trust for September 1997...........................  15
 . .Form 1041, Grantor Trust for October 1997.............................  16
 . .Form 1041, Grantor Trust for November 1997............................  17
 . .Form 1041, Grantor Trust for December 1997............................  18
 . .Depletion Schedule I..................................................  19
 . .Depletion Schedule II.................................................  19
 . .Depletion Schedule III................................................  20
 . .Depletion Schedule IV.................................................  20
 . .Depletion Schedule V..................................................  21
 . .Depletion Schedule VI.................................................  21
 . .Depletion Schedule VII................................................  22
 . .Depletion Schedule VIII...............................................  22
 . .Depletion Schedule IX.................................................  23
 . .Depletion Schedule X..................................................  23
 . .Depletion Schedule XI.................................................  24
 . .Depletion Schedule XII................................................  24
 . .Depletion Schedule XIII...............................................  25
 . .Depletion Schedule XIV................................................  25
 . .Depletion Schedule XV.................................................  26
 . .Depletion Schedule XVI................................................  26
 . .Depletion Schedule XVII...............................................  27
 . Sample Tax Forms for Individual Unit Holders............................  28
 . Comprehensive Example...................................................  30
DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE OWNERSHIP OF UNITS IN
SABINE ROYALTY TRUST
 . Effect of Tax Reform.................................................... A-1
 . Taxation of the Original Distribution of Units.......................... A-1
 . Tax Background Information.............................................. A-1
 . .Effect of Escrow Arrangement.......................................... A-2
 . Depletion............................................................... A-2
 . .Cost Depletion........................................................ A-2
 . .Percentage Depletion.................................................. A-3
 . Nonresident Foreign Unit Holders........................................ A-3
 . Sale or Exchange of Units............................................... A-4
 . Backup Withholding...................................................... A-4
 . State Income Tax........................................................ A-4

  (SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                             1997 TAX INFORMATION

READING THE INCOME AND EXPENSE SCHEDULES

  The accompanying income and expense schedules reflect tax information attributable to Sabine Royalty Trust (the "Trust") for 1997. This information has been assembled on a per Unit basis and is expressed in decimal fractions of one dollar. A cumulative schedule for the twelve months ended December 31, 1997, and separate noncumulative schedules for the months of January through December 1997 are enclosed. Separate depletion schedules are enclosed which provide the necessary information for Unit holders to compute cost depletion with respect to their interests in the Trust.

IDENTIFYING WHICH INCOME AND EXPENSE SCHEDULES TO USE

  Pursuant to the terms of the Trust agreement and the escrow agreement, the Trust receives income and incurs expenses only on Monthly Record Dates. Furthermore, only Unit holders of record on Monthly Record Dates are entitled to cash distributions. On the basis of these agreements, both cash and accrual basis Unit holders should be considered as realizing income and incurring expenses only on Monthly Record Dates. Therefore, if you were not the Unit holder of record of the Units on a specified Monthly Record Date, you should not use the tax information for the month in which that Monthly Record Date falls. A table of Monthly Record Dates and cash distributions per Unit is included on page 3.

  The appropriate schedules to be used by a Unit holder will depend upon (i) the date the Unit holder became a holder of record of the Units, (ii) if applicable, the date the Unit holder ceased to be the holder of record of the Units, and (iii) the tax year end of the Unit holder. For instance, a Unit holder reporting on the calendar year basis who acquired Units and became a Unit holder of record on June 16, 1997 and who still owned only those Units on December 15, 1997 must use each of the separate monthly schedules for June through December 1997, and Depletion Schedule XVII for such Units. However, Unit holders reporting on a calendar year basis who became Unit holders of record prior to January 15, 1997 and who continued to own only those Units on December 15, 1997, must use only the cumulative schedule for calendar year 1997 and the appropriate depletion schedule(s).

APPLYING THE DATA FROM THE INCOME AND EXPENSE SCHEDULES

  The tax data, other than depletion, specifically applicable to a Unit holder may be determined by multiplying the appropriate decimal fractions times the number of Units owned. Unit holders who must use the separate monthly income and expense schedules should combine the individual income and expense factors from the monthly schedules for each month during which the Units were owned on a Monthly Record Date. For a worksheet approach to computing these decimal fractions, see the Supplement to Tax Computation Worksheet on page 5.

COMPUTING DEPLETION

  Depletion schedules are included which provide information for Unit holders to compute cost depletion deductions with respect to their interests in the Trust. To compute depletion for any taxable period, Unit holders should multiply the depletion factor indicated on the relevant schedule times their original tax basis in the respective Unit(s), reduced by the cost depletion that was allowable as a deduction (whether or not deducted) in prior calendar years during which they owned the Units. A factor for percentage depletion is not included, as cost depletion exceeded the percentage depletion calculated.

(SRT 1997 TAX)

  Noncorporate Unit holders who acquired Units in the original distribution from Sabine Corporation ("Sabine") should use Depletion Schedule I to compute 1997 depletion on those Units. Corporate Unit holders that acquired Units in the original distribution from Sabine should use Depletion Schedule II to compute 1997 depletion on those Units. The proper depletion schedule to be utilized for Units owned is reflected below.

          DATE(S) UNITS                                 DEPLETION SCHEDULE
          WERE ACQUIRED                                   TO BE UTILIZED
          -------------                                 ------------------
      Original Distribution Before12/16/83           See preceding paragraph I
      12/16/83--12/17/84                             III
      12/18/84--12/16/85                             IV
      12/17/85-- 3/17/86                             V
       3/18/86--12/15/86                             VI
      12/16/86--12/15/87                             VII
      12/16/87--12/15/88                             VIII
      12/16/88--12/15/89                             IX
      12/16/89--12/17/90                             X
      12/18/90--12/16/91                             XI
      12/17/91--12/15/92                             XII
      12/16/92--12/15/93                             XIII
      12/16/93--12/15/94                             XIV
      12/16/94--12/15/95                             XV
      12/16/95--12/16/96                             XVI
      12/17/96--12/15/97                             XVII
      12/16/97--12/31/97                             No 1997 depletion allowed

  As discussed at page A-3 in the back portion of this booklet, the composite depletion factors are determined on the basis of a weighted average ratio of current production from each Trust property to the estimated future production from such property. This method of weighting the depletion factors permits the presentation of a single depletion factor for all Unit holders acquiring Units during a period in which there is no substantial change in the relative fair market values of the Trust properties. Primarily as a result of the decline in oil prices which occurred during 1986, there was a change in the relative fair market values of the Trust properties. Accordingly, two mutually exclusive depletion schedules are included herein reflecting the composite depletion factors required to compute depletion for Units acquired in 1986. The proper depletion schedule to use in computing 1997 depletion is dependent upon the date upon which the Units were acquired as reflected in the preceding paragraph.

  The amount of depletion attributable to a specific state may be determined by multiplying the depletion factor indicated for the particular state times the Federal tax basis in the Unit(s) held, reduced by prior calendar years' allowable Federal depletion, if any. The Federal and state depletion factors contained on Depletion Schedule I through Depletion Schedule XVI are presented on a cumulative basis for 1997. However, the Federal and state depletion factors contained on Depletion Schedule XVII are summarized separately; and the state factors are presented on a noncumulative basis. If you are using Depletion Schedule XVII for your state income tax return(s), you may either calculate the applicable state depletion for each month and add the monthly depletion amounts together, or you may add together the applicable monthly depletion factors for the relevant state and multiply this created composite depletion factor times your adjusted basis in your Units. The result should be the same using either method.

  Different depletion schedules may be required to be used for Units acquired in different years by a Unit holder. Therefore, Unit holders are encouraged to maintain records indicating the date of acquisition and the acquisition price for each Unit or lot of Units acquired.

(SRT 1997 TAX)

SALE OR EXCHANGE OF UNITS

  A discussion concerning the tax consequences associated with the sale or exchange of Units is presented on page A-4 in the back portion of this booklet.

CLASSIFICATION OF INVESTMENT

  Tax Reform measures enacted in 1986 and 1987 require items of income and expense to be categorized as "passive," "active" or "portfolio" in nature. An explanation of the application of these rules to the items of income and expense reported by the Trust are contained on page A-1 in the back portion of this booklet.

NONRESIDENT FOREIGN UNIT HOLDERS

  Nonresident alien individual and foreign corporation Unit holders ("Foreign Taxpayer(s)") are subject to special tax rules with respect to their investments in the Trust. These rules are outlined beginning on page A-3 in the back portion of this booklet.

BACKUP WITHHOLDING

  Unit holders who have had amounts withheld in 1997 pursuant to the Federal backup withholding provisions should have received a Form 1099-MISC from the Trust. The Form 1099-MISC reflects the total Federal income tax withheld from distributions. The amount reported on the Form 1099-MISC should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1099-MISC, should be considered as a credit by the Unit holder in computing any Federal income tax liability. Individual Unit holders should include the amount of backup withholding on line 54 of page 2 of the 1997 Form 1040. For a further discussion of backup withholding, see page A-4 in the back portion of this booklet.

STATE INCOME TAX

  Since the Trust holds royalty interests and receives income that is attributable to various states, Unit holders may be obligated to file a return and may have a tax liability in states in addition to their state of residence. The accompanying schedules have been prepared in such a manner that income and deductions attributable to the various states may be determined by each Unit holder. State income tax matters are more fully discussed on page A-5 in the back portion of this booklet.

TABLE OF 1997 MONTHLY RECORD DATES AND CASH DISTRIBUTIONS PER UNIT

  Unit holders, as reflected in the transfer books of the Trust on a Monthly Record Date, received the following per Unit cash distributions for 1997. The per Unit cash distributions reflected below have not been reduced by any taxes that may have been withheld from distributions to Foreign Taxpayers or from distributions to Unit holders subject to the Federal backup withholding rules. The distribution checks were dated and mailed on the corresponding Date Payable.

     MONTHLY RECORD                                                           DISTRIBUTION
          DATE                        DATE PAYABLE                              PER UNIT
     --------------                   ------------                            ------------
   January 15, 1997                January 29, 1997                             $.12625
   February 18, 1997               February 28, 1997                            $.18552
   March 17, 1997                  March 31, 1997                               $.16251
   April 15, 1997                  April 29, 1997                               $.14383
   May 15, 1997                    May 29, 1997                                 $.19078
   June 16, 1997                   June 30, 1997                                $.12408
   July 15, 1997                   July 29, 1997                                $.14499
   August 15, 1997                 August 29, 1997                              $.15155
   September 15, 1997              September 29, 1997                           $.11482
   October 15, 1997                October 29, 1997                             $.11836
   November 17, 1997               November 28, 1997                            $.10268
   December 15, 1997               December 29, 1997                            $.07919

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST
                           TAX COMPUTATION WORKSHEET

                                     1997

         (RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

                                    PART I

                              INCOME AND EXPENSE

                              A                 B               C

                                         AMOUNTS PER UNIT
                          NUMBER OF      FROM APPROPRIATE
                         UNITS OWNED       SCHEDULE(S)                  WHERE TO REFLECT ON
ITEM                      (NOTE 1)           (NOTE 2)         TOTALS  1997 FORM 1040 (NOTE 3)
----                     -----------     ----------------     ------  -----------------------
Gross Royalty Income....              X                    =         Line 4, Part I,Schedule E
                         -----------     ----------------     ------
Severance Tax...........              X                    =         Line 16, Part I,Schedule E
                         -----------     ----------------     ------

Interest Income.........              X                    =         Line 1, Part I,Schedule B
                         -----------     ----------------     ------

Administrative Expense..              X                    =         Line 18, Part I,Schedule E
                         -----------     ----------------     ------

                                    PART II

                            COST DEPLETION (NOTE 4)

                      COST DEPLETION
                    ALLOWABLE IN PRIOR     ADJUSTED BASIS FOR       APPROPRIATE 1997
                      CALENDAR YEARS         COST DEPLETION       COST DEPLETION FACTOR
ORIGINAL BASIS           (NOTE 5)               PURPOSES                (NOTE 4)            1997 COST DEPLETION*
--------------      ------------------     ------------------     ---------------------     --------------------
                -                      =                      X                         =
--------------      ------------------     ------------------     ---------------------     --------------------

*Reflect cost depletion on 1997 Form 1040, line 20, Part 1, Schedule E (Note
3).

                                   PART III

                 COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

         NET                                                 WHERE TO REFLECT ON
        SALES          ADJUSTED BASIS          GAIN            1997 FORM 1040
        PRICE             (NOTE 6)            (LOSS)              (NOTE 3)
        -----          --------------         ------         -------------------
                  -                      =                        Form 4797
        -----          --------------         ------


NOTES
-----

(1) In order to correctly calculate total income and expense to be reported on your 1997 Federal and, if applicable, state income tax returns, it is recommended that you reproduce and complete a separate Tax Computation Worksheet for each block of Units acquired at different times. Only the total of each item of income and expense obtained by adding the separate Tax Computation Worksheet totals, if more than one is required, should be reported on your applicable 1997 income tax returns.
(2) If you did not become a Unit holder of record of any Unit(s) or did not cease to be a Unit holder of record of any Unit(s) during the period from January 15, 1997 through December 15, 1997, then the amounts reflected on the cumulative schedule for 1997 should be used to complete Part I. If any Units were held of record for only part of the period defined above, the Supplement to Tax Computation Worksheet on page 5 should be used to derive the income and expense factors to be inserted in column B.
(3) The Trustee believes that individual Unit holders owning the Units as an investment should report the amounts determined in this manner. The U.S. Corporation Income Tax Return (Form 1120) does not require that royalty income and related expenses be separately identified on any specific schedules. Note: Schedule D should be utilized to report the Sale of Units acquired before January 1, 1987. (See "Sale or Exchange of Units" on page A-4.)
(4) The appropriate depletion schedule(s) to be utilized is generally dependent upon the date on which the Units were acquired. See "Computing Cost Depletion" on page 1 to determine the proper schedule(s) to be used.
(5) Cost depletion allowable in prior calendar years cannot be computed from the schedules contained in this booklet. Depletion schedules contained in prior years' Sabine Royalty Trust Tax Information Booklet(s) should be used in order to determine the appropriate cost depletion amount(s) allowable in prior calendar years.
(6) The adjusted basis is equal to the cost or other basis of the Unit(s) less the cost depletion allowable from the date of acquisition through the date of sale (whether or not deducted).

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                    SUPPLEMENT TO TAX COMPUTATION WORKSHEET

                                     1997

                   FOR UNITS HELD FOR ONLY PART OF THE YEAR

  This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 15, 1997 through December 15, 1997. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet-- Part I, under the heading entitled "Amounts Per Unit from Appropriate Schedule(s)". In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the monthly schedules (pages 7-18) for each month during which the Units were owned on a Monthly Record Date. (See page 3 for a list of Monthly Record Dates).

                                MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE                 CALCULATED
                 ----------------------------------------------------------------------------------------------   FACTOR
                 JANUARY FEBRUARY MARCH  APRIL   MAY    JUNE   JULY  AUGUST SEPTEMBER OCTOBER NOVEMBER DECEMBER PER  UNIT*
                 ------- -------- ------ ------ ------ ------ ------ ------ --------- ------- -------- -------- ----------
Gross Royalty
 Income.........
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------
Severance Tax...
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------
Interest
 Income.........
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------
Administrative
 Expense........
                 ------   ------  ------ ------ ------ ------ ------ ------  ------   ------   ------   ------    ------

-------
* This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 4.
(SRT 1997 TAX)

                                                                CUMULATIVE 1997

                             SABINE ROYALTY TRUST

                                EIN 75-6297143
                           FORM 1041, GRANTOR TRUST

                   Federal and State Income Tax Information
                           See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                           ROYALTY INCOME AND EXPENSE         AND EXPENSE
                          ----------------------------- -----------------------
                                                 NET
                            GROSS   SEVERANCE  ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                   INCOME      TAX    PAYMENTS   INCOME     EXPENSE
  ------                  --------- --------- --------- -------- --------------
Florida.................. $ .041435 $.011371  $ .030064 $  *        $.003103
Louisiana................   .180960  .011761    .169199  .001217     .018363
Mississippi..............   .065631  .005021    .060610    *         .005768
New Mexico...............   .095345  .004661    .090684    *         .009045
Oklahoma.................   .359375  .039631    .319744    *         .031058
Texas....................  1.212589  .071879   1.140710  .009595     .109926
                          --------- --------  --------- --------    --------
  TOTAL.................. $1.955335 $.144324  $1.811011 $.010812    $.177263
                          ========= ========  ========= ========    ========

                                  SECTION II

                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT


                      ITEM                                             AMOUNT
                      ----                                            ---------
1. Total Net Royalty Payments........................................ $1.811011
2. Interest Income...................................................   .010812
3. Administrative Expense............................................  (.177263)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $1.644560
                                                                      =========

--------

* Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                                FOR JANUARY 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.003009 $.000285  $.002724 $  *        $.000317
Louisiana..................  .009643  .000360   .009283  .000103     .001303
Mississippi................  .003540  .000179   .003361    *         .000373
New Mexico.................  .008189  .000687   .007502    *         .000863
Oklahoma...................  .026605  .003071   .023534    *         .002805
Texas......................  .100277  .005045   .095232  .000745     .010573
                            -------- --------  -------- --------    --------
  TOTAL.................... $.151263 $.009627  $.141636 $.000848    $.016234
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

                    ITEM                                               AMOUNT
                    ----                                              ---------
1. Total Net Royalty Payments........................................ $ .141636
2. Interest Income...................................................   .000848
3. Administrative Expense............................................  (.016234)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .126250
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                               FOR FEBRUARY 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                          OTHER INCOME
                         ROYALTY INCOME AND EXPENSE       AND EXPENSE
                         --------------------------- -----------------------
                                              NET
                          GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                  INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                 -------- --------- -------- -------- --------------
Florida................. $.003866 $.000748  $.003118 $  *        $.000167
Louisiana...............  .033591  .001341   .032250  .000190     .001739
Mississippi.............  .011103  .000810   .010293    *         .000480
New Mexico..............  .011173  .001075   .010098    *         .000483
Oklahoma................  .027881  .002455   .025426    *         .001206
Texas...................  .118673  .006253   .112420  .000935     .005135
                         -------- --------  -------- --------    --------
  TOTAL................. $.206287 $.012682  $.193605 $.001125    $.009210
                         ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

               ITEM                                                     AMOUNT
               ----                                                    --------
1. Total Net Royalty Payments......................................... $.193605
2. Interest Income....................................................  .001125
3. Administrative Expense............................................. (.009210)
                                                                       --------
4. Cash Distribution Per Unit **...................................... $.185520
                                                                       ========

--------
 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                                  FOR MARCH 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.004279 $.000788  $.003491 $  *        $.000152
Louisiana..................  .010411  .000489   .009922  .000082     .000656
Mississippi................  .005508  .000312   .005196    *         .000196
New Mexico.................  .007427  .000691   .006736    *         .000264
Oklahoma...................  .030068  .002259   .027809    *         .001070
Texas......................  .121642  .006515   .115127  .000813     .004328
                            -------- --------  -------- --------    --------
  TOTAL.................... $.179335 $.011054  $.168281 $.000895    $.006666
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

              ITEM                                                     AMOUNT
              ----                                                    ---------
1. Total Net Royalty Payments........................................ $ .168281
2. Interest Income...................................................   .000895
3. Administrative Expense............................................  (.006666)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .162510
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                                  FOR APRIL 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.000163 $.000017  $.000146 $  *        $.000010
Louisiana..................  .024795  .001138   .023657  .000140     .001746
Mississippi................  .006145  .000463   .005682    *         .000362
New Mexico.................  .007139  .000691   .006448    *         .000420
Oklahoma...................  .038864  .002650   .036214    *         .002288
Texas......................  .085470  .004974   .080496  .000905     .005032
                            -------- --------  -------- --------    --------
  TOTAL.................... $.162576 $.009933  $.152643 $.001045    $.009858
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

                ITEM                                                   AMOUNT
                ----                                                  ---------
1.  Total Net Royalty Payments....................................... $ .152643
2.  Interest Income..................................................   .001045
3.  Administrative Expense...........................................  (.009858)
                                                                      ---------
4.  Cash Distribution Per Unit **.................................... $ .143830
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.


(SRT 1997 TAX)

                                                                    FOR MAY 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.006502 $.000873  $.005629 $  *        $.000240
Louisiana..................  .016705  .000514   .016191  .000121     .000902
Mississippi................  .004854  .000328   .004526    *         .000179
New Mexico.................  .010646  .000881   .009765    *         .000392
Oklahoma...................  .033945  .002579   .031366    *         .001251
Texas......................  .138323  .008142   .130181  .001063     .005098
                            -------- --------  -------- --------    --------
  TOTAL.................... $.210975 $.013317  $.197658 $.001184    $.008062
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

              ITEM                                                     AMOUNT
              ----                                                    ---------
1. Total Net Royalty Payments........................................ $ .197658
2. Interest Income...................................................   .001184
3. Administrative Expense............................................  (.008062)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .190780
                                                                      =========

--------
 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                                   FOR JUNE 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.007117 $.005330  $.001787 $  *        $.000296
Louisiana..................  .014863  .001286   .013577  .000112     .000905
Mississippi................  .007283  .000589   .006694    *         .000303
New Mexico.................  .006200  .001288   .004912    *         .000258
Oklahoma...................  .048762  .014554   .034208    *         .002030
Texas......................  .074814  .006076   .068738  .000958     .003114
                            -------- --------  -------- --------    --------
  TOTAL.................... $.159039 $.029123  $.129916 $.001070    $.006906
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

                ITEM                                                   AMOUNT
                ----                                                  ---------
1. Total Net Royalty Payments........................................ $ .129916
2. Interest Income...................................................   .001070
3. Administrative Expense............................................  (.006906)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .124080
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                                   FOR JULY 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                              OTHER INCOME
                            ROYALTY INCOME AND EXPENSE         AND EXPENSE
                            ---------------------------- -----------------------
                                                  NET
                             GROSS   SEVERANCE  ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX     PAYMENTS  INCOME     EXPENSE
  ------                    -------- ---------  -------- -------- --------------
Florida.................... $.005192 $.001833   $.003359 $  *        $.000250
Louisiana..................  .010092  .000621    .009471  .000086     .000772
Mississippi................  .004425  .000313    .004112    *         .000213
New Mexico.................  .002650 (.004635)   .007285    *         .000128
Oklahoma...................  .026044  .000746    .025298    *         .001253
Texas......................  .110337  .007874    .102463  .000841     .005309
                            -------- --------   -------- --------    --------
  TOTAL.................... $.158740 $.006752   $.151988 $.000927    $.007925
                            ======== ========   ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

                ITEM                                                   AMOUNT
                ----                                                   ------
1. Total Net Royalty Payments........................................ $ .151988
2. Interest Income...................................................   .000927
3. Administrative Expense............................................  (.007925)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .144990
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.


(SRT 1997 TAX)

                                                                 FOR AUGUST 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                              OTHER INCOME
                             ROYALTY INCOME AND EXPENSE        AND EXPENSE
                             --------------------------- -----------------------
                                                  NET
                              GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
SOURCE                        INCOME     TAX    PAYMENTS  INCOME     EXPENSE
------                       -------- --------- -------- -------- --------------
Florida..................... $.002022 $.000150  $.001872 $  *        $.000097
Louisiana...................  .012814  .000697   .012117  .000114     .000901
Mississippi.................  .004166  .000458   .003708    *         .000200
New Mexico..................  .011538  .000996   .010542    *         .000554
Oklahoma....................  .029805  .002437   .027368    *         .001431
Texas.......................  .111864  .008295   .103569  .000815     .005372
                             -------- --------  -------- --------    --------
  TOTAL..................... $.172209 $.013033  $.159176 $.000929    $.008555
                             ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

     ITEM                                                              AMOUNT
     ----                                                             ---------
1. Total Net Royalty Payments........................................ $ .159176
2. Interest Income...................................................   .000929
3. Administrative Expense............................................  (.008555)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .151550
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.
(SRT 1997 TAX)

                                                              FOR SEPTEMBER 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.003013 $.000606  $.002407 $  *        $.000518
Louisiana..................  .015919  .000822   .015097  .000092     .003022
Mississippi................  .007421  .000787   .006634    *         .001276
New Mexico.................  .007765  .000565   .007200    *         .001335
Oklahoma...................  .027888  .004153   .023735    *         .004794
Texas......................  .090987  .005451   .085536  .000705     .015641
                            -------- --------  -------- --------    --------
  TOTAL.................... $.152993 $.012384  $.140609 $.000797    $.026586
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

                 ITEM                                                  AMOUNT
                 ----                                                 ---------
1. Total Net Royalty Payments........................................ $ .140609
2. Interest Income...................................................   .000797
3. Administrative Expense............................................  (.026586)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .114820
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                                FOR OCTOBER 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.002777 $.000389  $.002388 $  *        $.000141
Louisiana..................  .013503  .003555   .009948  .000054     .000974
Mississippi................  .003517  .000278   .003239    *         .000179
New Mexico.................  .007449  .001069   .006380    *         .000379
Oklahoma...................  .024956  .001700   .023256    *         .001271
Texas......................  .084259  .004537   .079722  .000608     .004291
                            -------- --------  -------- --------    --------
  TOTAL.................... $.136461 $.011528  $.124933 $.000662    $.007235
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

          ITEM                                                        AMOUNT
          ----                                                       ---------
1. Total Net Royalty Payments....................................... $ .124933
2. Interest Income..................................................   .000662
3. Administrative Expense...........................................  (.007235)
                                                                     ---------
4. Cash Distribution Per Unit **.................................... $ .118360
                                                                     =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.

(SRT 1997 TAX)

                                                               FOR NOVEMBER 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                              OTHER INCOME
                             ROYALTY INCOME AND EXPENSE        AND EXPENSE
                             --------------------------- -----------------------
                                                  NET
                              GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
SOURCE                        INCOME     TAX    PAYMENTS  INCOME     EXPENSE
------                       -------- --------- -------- -------- --------------
Florida..................... $.002724 $.000320  $.002404 $  *        $.000714
Louisiana...................  .009257  .000486   .008771  .000064     .002712
Mississippi.................  .004930  .000350   .004580    *         .001292
New Mexico..................  .008993  .000830   .008163    *         .002357
Oklahoma....................  .026531  .001725   .024806    *         .006953
Texas.......................  .099054  .005935   .093119  .000762     .025961
                             -------- --------  -------- --------    --------
  TOTAL..................... $.151489 $.009646  $.141843 $.000826    $.039989
                             ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

             ITEM                                                      AMOUNT
             ----                                                     ---------
1. Total Net Royalty Payments........................................ $ .141843
2. Interest Income...................................................   .000826
3. Administrative Expense............................................  (.039989)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .102680
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.


(SRT 1997 TAX)

                                                               FOR DECEMBER 1997

                              SABINE ROYALTY TRUST

                                 EIN 75-6297143
                            FORM 1041, GRANTOR TRUST

                    Federal and State Income Tax Information
                            See Instructions for Use

                                   SECTION I
                          INCOME AND EXPENSE PER UNIT

                                                             OTHER INCOME
                            ROYALTY INCOME AND EXPENSE        AND EXPENSE
                            --------------------------- -----------------------
                                                 NET
                             GROSS   SEVERANCE ROYALTY  INTEREST ADMINISTRATIVE
  SOURCE                     INCOME     TAX    PAYMENTS  INCOME     EXPENSE
  ------                    -------- --------- -------- -------- --------------
Florida.................... $.000771 $.000032  $.000739 $  *        $.000201
Louisiana..................  .009367  .000452   .008915  .000059     .002731
Mississippi................  .002739  .000154   .002585    *         .000715
New Mexico.................  .006176  .000523   .005653    *         .001612
Oklahoma...................  .018026  .001302   .016724    *         .004706
Texas......................  .076889  .002782   .074107  .000445     .020072
                            -------- --------  -------- --------    --------
  TOTAL.................... $.113968 $.005245  $.108723 $.000504    $.030037
                            ======== ========  ======== ========    ========

                                   SECTION II
                 RECONCILIATION OF CASH DISTRIBUTIONS PER UNIT

                 ITEM                                                  AMOUNT
                 ----                                                 ---------
1. Total Net Royalty Payments........................................ $ .108723
2. Interest Income...................................................   .000504
3. Administrative Expenses...........................................  (.030037)
                                                                      ---------
4. Cash Distribution Per Unit **..................................... $ .079190
                                                                      =========

--------

 * Revenue attributable to these states was invested and earned interest income. Since the investments were made in Dallas, Texas, and the interest was paid there, such interest is included in the Texas interest income.

** Includes amounts withheld by the Trust from distributions to nonresident alien individuals and foreign corporations and remitted directly to the United States Treasury. This also includes amounts withheld pursuant to the backup withholding provisions.


(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE I

  The cumulative depletion factors reflected in Depletion Schedule I should be used to compute 1997 federal and state depletion amounts attributable to Units acquired by noncorporate Unit holders in the original distribution from Sabine Corporation and all other Units purchased in 1983 by any Unit holder for which the Unit holder was entitled to one or more 1983 monthly distributions. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .012017 .028697  .040141 .049374 .063849 .075404 .090210 .105400  .117989  .128861 .140299  .149960
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS

Florida......... .000005 .000012  .000019 .000019 .000030 .000049 .000060 .000064  .000073  .000080 .000085  .000088
Louisiana....... .000457 .001873  .002379 .003108 .003599 .004236 .004696 .005366  .006120  .006629 .007073  .007569
Mississippi..... .000343 .001176  .001490 .001887 .002215 .002867 .003235 .003615  .004362  .004684 .005103  .005301
New Mexico...... .000192 .000443  .000572 .000712 .000927 .001090 .001112 .001442  .001683  .001885 .002108  .002267
Oklahoma........ .001107 .002303  .003240 .004416 .005537 .007609 .008736 .010133  .011377  .012498 .013610  .014351
Texas........... .009913 .022890  .032441 .039232 .051541 .059553 .072371 .084780  .094374  .103085 .112320  .120384

                             DEPLETION SCHEDULE II

  The cumulative depletion factors reflected in Depletion Schedule II should be used to compute 1997 federal and state depletion amounts attributable to Units acquired in the original distribution from Sabine Corporation by corporate Unit holders. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .012810 .033256  .045427 .056732 .071541 .086240 .101351 .117524  .133149  .145051 .157707  .167807
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS

Florida.........     --      --       --      --      --      --      --      --       --       --      --       --
Louisiana....... .001185 .004858  .006172 .008064 .009337 .010990 .012183 .013920  .015877  .017197 .018348  .019634
Mississippi..... .001727 .005918  .007499 .009498 .011149 .014433 .016287 .018202  .021963  .023584 .025691  .026687
New Mexico...... .000241 .000557  .000720 .000896 .001167 .001372 .001400 .001815  .002119  .002373 .002653  .002852
Oklahoma........ .001647 .003427  .004822 .006572 .008240 .011323 .013001 .015080  .016931  .018599 .020254  .021357
Texas........... .008010 .018496  .026214 .031702 .041648 .048122 .058480 .068507  .076259  .083298 .090761  .097277

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE III

  The cumulative depletion factors reflected in Depletion Schedule III should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1984. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011222 .027019  .037754 .046453 .059978 .070748 .084635 .098822  .110614  .120776 .131438  .140507
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION FACTORS

Florida......... .000005 .000012  .000020 .000020 .000031 .000050 .000062 .000066  .000075  .000082 .000087  .000090
Louisiana....... .000552 .002262  .002874 .003755 .004348 .005118 .005674 .006483  .007394  .008009 .008545  .009144
Mississippi..... .000302 .001035  .001312 .001662 .001951 .002526 .002850 .003185  .003843  .004127 .004496  .004670
New Mexico...... .000120 .000277  .000358 .000445 .000579 .000681 .000695 .000901  .001052  .001178 .001317  .001416
Oklahoma........ .000963 .002004  .002820 .003843 .004818 .006621 .007602 .008818  .009900  .010875 .011842  .012487
Texas........... .009280 .021429  .030370 .036728 .048251 .055752 .067752 .079369  .088350  .096505 .105151  .112700

                             DEPLETION SCHEDULE IV

  The cumulative depletion factors reflected in Depletion Schedule IV should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1985. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011715 .027869  .039023 .060706 .074848 .085982 .100472 .115246  .127490  .138048 .149200  .158592
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS

Florida......... .000005 .000012  .000019 .000020 .000030 .000047 .000057 .000061  .000069  .000075 .000080  .000082
Louisiana....... .000336 .001377  .001749 .003223 .003584 .004053 .004391 .004883  .005438  .005812 .006138  .006503
Mississippi..... .000389 .001333  .001689 .002765 .003137 .003877 .004295 .004726  .005573  .005938 .006413  .006637
New Mexico...... .000184 .000425  .000549 .000854 .001060 .001216 .001237 .001553  .001784  .001977 .002190  .002342
Oklahoma........ .000961 .002000  .002814 .005296 .006270 .008069 .009048 .010261  .011341  .012314 .013280  .013924
Texas........... .009840 .022722  .032203 .048548 .060767 .068720 .081444 .093762  .103285  .111932 .121099  .129104



(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE V

  The cumulative depletion factors reflected in Depletion Schedule V should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions on the January 15, February 17 or March 17, 1986 Monthly Record Date. This schedule should not be used to compute depletion amounts for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011220 .026520  .037197 .045607 .059185 .069720 .083627 .097775  .109392  .119484 .130147  .139142
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS

Florida......... .000006 .000014  .000022 .000022 .000034 .000055 .000067 .000071  .000081  .000089 .000095  .000098
Louisiana....... .000255 .001046  .001329 .001737 .002011 .002367 .002624 .002998  .003420  .003704 .003952  .004229
Mississippi..... .000319 .001093  .001385 .001754 .002059 .002665 .003007 .003361  .004056  .004355 .004744  .004928
New Mexico...... .000186 .000430  .000555 .000690 .000899 .001057 .001079 .001399  .001633  .001829 .002045  .002199
Oklahoma........ .000888 .001848  .002600 .003544 .004443 .006105 .007009 .008130  .009128  .010027 .010919  .011514
Texas........... .009566 .022089  .031306 .037860 .049739 .057471 .069841 .081816  .091074  .099480 .108392  .116174

                             DEPLETION SCHEDULE VI

  The cumulative depletion factors reflected in Depletion Schedule VI should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions after the March 17, 1986 Monthly Record Date and before the January 15, 1987 Monthly Record Date. This schedule should not be used to compute depletion amounts for any other units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .010663 .025309  .035453 .043494 .056381 .066427 .079591 .093059  .104158  .113765 .123910  .132468
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS

Florida......... .000005 .000012  .000019 .000019 .000029 .000047 .000057 .000061  .000070  .000076 .000081  .000083
Louisiana....... .000291 .001192  .001514 .001978 .002290 .002695 .002988 .003414  .003894  .004218 .004500  .004815
Mississippi..... .000319 .001094  .001386 .001756 .002061 .002668 .003011 .003365  .004060  .004360 .004749  .004933
New Mexico...... .000209 .000482  .000623 .000775 .001009 .001187 .001211 .001570  .001833  .002053 .002295  .002468
Oklahoma........ .000833 .001733  .002438 .003323 .004166 .005725 .006573 .007624  .008560  .009403 .010239  .010797
Texas........... .009006 .020796  .029473 .035643 .046826 .054105 .065751 .077025  .085741  .093655 .102046  .109372

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE VII

  The cumulative depletion factors reflected in Depletion Schedule VII should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1987. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011334 .026778  .037565 .046063 .059786 .070462 .084497 .098799  .110527  .120734 .131505  .140595
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======  ===
STATE DEPLETION
 FACTORS
Florida......... .000016 .000038  .000061 .000062 .000095 .000153 .000187 .000199  .000227  .000248 .000264  .000272
Louisiana....... .000270 .001106  .001405 .001835 .002125 .002501 .002772 .003167  .003612  .003912 .004174  .004467
Mississippi..... .000296 .001015  .001286 .001629 .001912 .002476 .002794 .003123  .003769  .004047 .004409  .004580
New Mexico...... .000204 .000471  .000609 .000758 .000987 .001161 .001185 .001536  .001793  .002008 .002245  .002414
Oklahoma........ .000920 .001915  .002694 .003672 .004604 .006326 .007263 .008425  .009459  .010391 .011315  .011931
Texas........... .009628 .022233  .031510 .038107 .050063 .057845 .070296 .082349  .091667  .100128 .109098  .116931

                            DEPLETION SCHEDULE VIII

  The cumulative depletion factors reflected in Depletion Schedule VIII should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1988. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011487 .027121  .038041 .046726 .060602 .071596 .085777 .100281  .112184  .122559 .133481  .142681
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======  ===
STATE DEPLETION
 FACTORS
Florida......... .000020 .000048  .000077 .000078 .000120 .000193 .000237 .000252  .000288  .000315 .000335  .000345
Louisiana....... .000302 .001240  .001575 .002058 .002383 .002805 .003110 .003553  .004053  .004390 .004684  .005012
Mississippi..... .000272 .000932  .001181 .001496 .001756 .002273 .002565 .002867  .003460  .003715 .004047  .004204
New Mexico...... .000207 .000478  .000618 .000769 .001001 .001177 .001201 .001557  .001818  .002036 .002276  .002447
Oklahoma........ .001100 .002288  .003219 .004387 .005501 .007559 .008679 .010067  .011303  .012417 .013522  .014258
Texas........... .009586 .022135  .031371 .037938 .049841 .057589 .069985 .081985  .091262  .099686 .108617  .116415

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE IX

  The cumulative depletion factors reflected in Depletion Schedule IX should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1989. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011430 .027015  .037857 .046612 .060352 .071675 .085727 .100131  .112119  .122478 .133384  .142475
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000034 .000081  .000130 .000132 .000203 .000326 .000399 .000424  .000484  .000529 .000563  .000580
Louisiana....... .000290 .001189  .001510 .001973 .002284 .002688 .002980 .003405  .003884  .004207 .004488  .004803
Mississippi..... .000363 .001243  .001575 .001995 .002342 .003032 .003421 .003823  .004613  .004953 .005395  .005604
New Mexico...... .000193 .000445  .000575 .000715 .000931 .001095 .001117 .001448  .001690  .001893 .002117  .002276
Oklahoma........ .001331 .002769  .003896 .005310 .006657 .009147 .010502 .012182  .013677  .015024 .016360  .017251
Texas........... .009219 .021288  .030171 .036487 .047935 .055387 .067308 .078849  .087771  .095872 .104461  .111961

                             DEPLETION SCHEDULE X

  The cumulative depletion factors reflected in Depletion Schedule X should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1990. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011338 .026864  .037618 .046333 .059973 .071223 .085090 .099427  .111332  .121640 .132464  .141511
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000047 .000112  .000179 .000181 .000279 .000449 .000550 .000585  .000668  .000730 .000777  .000800
Louisiana....... .000356 .001461  .001856 .002425 .002808 .003305 .003664 .004186  .004775  .005172 .005518  .005905
Mississippi..... .000305 .001046  .001325 .001678 .001970 .002551 .002879 .003218  .003883  .004170 .004542  .004718
New Mexico...... .000259 .000598  .000773 .000962 .001253 .001473 .001503 .001948  .002274  .002547 .002848  .003062
Oklahoma........ .001317 .002740  .003855 .005254 .006588 .009052 .010393 .012055  .013535  .014868 .016191  .017073
Texas........... .009054 .020907  .029630 .035833 .047075 .054393 .066101 .077435  .086197  .094153 .102588  .109953

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE XI

  The cumulative depletion factors reflected in Depletion Schedule XI should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1991. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011271 .026946  .037569 .046414 .059899 .071309 .084695 .099108  .111136  .121485 .132317  .141342
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000057 .000136  .000217 .000220 .000338 .000542 .000663 .000705  .000805  .000880 .000936  .000964
Louisiana....... .000513 .002102  .002670 .003488 .004039 .004754 .005270 .006021  .006867  .007438 .007936  .008492
Mississippi..... .000288 .000987  .001250 .001583 .001858 .002405 .002714 .003033  .003660  .003930 .004281  .004447
New Mexico...... .000541 .001248  .001612 .002005 .002611 .003070 .003133 .004061  .004741  .005309 .005936  .006383
Oklahoma........ .001415 .002944  .004142 .005646 .007079 .009728 .011169 .012955  .014545  .015978 .017399  .018347
Texas........... .008457 .019529  .027678 .033472 .043974 .050810 .061746 .072333  .080518  .087950 .095829  .102709

                            DEPLETION SCHEDULE XII

  The cumulative depletion factors reflected in Depletion Schedule XII should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1992. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011460 .026821  .037510 .046465 .060089 .071946 .085437 .100081  .112178  .122700 .133740  .142797
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000030 .000072  .000115 .000116 .000178 .000286 .000350 .000372  .000425  .000465 .000495  .000510
Louisiana....... .000274 .001124  .001428 .001866 .002161 .002544 .002820 .003222  .003675  .003980 .004246  .004544
Mississippi..... .000269 .000922  .001168 .001480 .001737 .002249 .002538 .002836  .003422  .003675 .004003  .004158
New Mexico...... .000588 .001357  .001753 .002181 .002840 .003339 .003408 .004418  .005158  .005776 .006458  .006944
Oklahoma........ .001909 .003972  .005588 .007616 .009549 .013122 .015066 .017475  .019620  .021553 .023470  .024748
Texas........... .008390 .019374  .027458 .033206 .043624 .050406 .061255 .071758  .079878  .087251 .095068  .101893


(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                            DEPLETION SCHEDULE XIII

  The cumulative depletion factors reflected in Depletion Schedule XIII should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1993. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011651 .027868  .038805 .048123 .061985 .074291 .087922 .102871  .115442  .126235 .137483  .146769
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000092 .000219  .000350 .000354 .000543 .000871 .001066 .001134  .001294  .001415 .001505  .001550
Louisiana....... .000593 .002432  .003090 .004037 .004675 .005503 .006100 .006970  .007950  .008611 .009187  .009831
Mississippi..... .000282 .000966  .001224 .001550 .001819 .002355 .002657 .002969  .003582  .003846 .004190  .004352
New Mexico...... .000659 .001521  .001965 .002444 .003182 .003741 .003818 .004949  .005778  .006470 .007234  .007778
Oklahoma........ .001836 .003820  .005375 .007326 .009185 .012621 .014491 .016808  .018871  .020730 .022574  .023803
Texas........... .008189 .018910  .026801 .032412 .042581 .049200 .059790 .070041  .077967  .085163 .092793  .099455

                            DEPLETION SCHEDULE XIV

  The depletion factors reflected in Depletion Schedule XIV should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1994. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011559 .028216  .039171 .048685 .062434 .075095 .088733 .103524  .116258  .127050 .138204  .147461
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======  ===
STATE DEPLETION
 FACTOR
Florida......... .000154 .000367  .000586 .000593 .000911 .001462 .001789 .001903  .002172  .002374 .002526  .002601
Louisiana....... .000892 .003657  .004646 .006070 .007029 .008274 .009172 .010480  .011953  .012947 .013813  .014781
Mississippi..... .000312 .001068  .001353 .001714 .002012 .002604 .002938 .003283  .003961  .004253 .004633  .004813
New Mexico...... .000505 .001166  .001506 .001873 .002439 .002868 .002927 .003794  .004429  .004960 .005546  .005963
Oklahoma........ .001887 .003926  .005524 .007529 .009440 .012972 .014894 .017276  .019397  .021308 .023203  .024467
Texas........... .007809 .018032  .025556 .030906 .040603 .046915 .057013 .066788  .074346  .081208 .088483  .094836

(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE XV

  The depletion factors reflected in Depletion Schedule XV should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1995. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011611 .027926  .038923 .048241 .062137 .075300 .089120 .103839  .116685  .127539 .138781  .147914
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000281 .000669  .001068 .001081 .001660 .002664 .003261 .003469  .003960  .004329 .004606  .004742
Louisiana....... .000610 .002500  .003176 .004149 .004804 .005654 .006268 .007162  .008169  .008848 .009440  .010102
Mississippi..... .000420 .001438  .001822 .002308 .002709 .003507 .003957 .004422  .005336  .005730 .006242  .006484
New Mexico...... .000512 .001181  .001526 .001898 .002471 .002905 .002965 .003843  .004486  .005024 .005617  .006039
Oklahoma........ .002036 .004237  .005961 .008124 .010186 .013997 .016071 .018641  .020929  .022991 .025036  .026400
Texas........... .007752 .017901  .025370 .030681 .040307 .046573 .056598 .066302  .073805  .080617 .087840  .094147

                            DEPLETION SCHEDULE XVI

  The depletion factors reflected in Depletion Schedule XV should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1996. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

                               LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
                 ----------------------------------------------------------------------------------------------------
                 JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
                 ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
FEDERAL
 DEPLETION
 FACTOR......... .011526 .027618  .038464 .047949 .061614 .075092 .088595 .103277  .116027  .126877 .138056  .147101
                 ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======
STATE DEPLETION
 FACTORS
Florida......... .000251 .000597  .000953 .000964 .001481 .002377 .002910 .003095  .003533  .003862 .004109  .004231
Louisiana....... .000678 .002780  .003532 .004614 .005343 .006289 .006972 .007966  .009086  .009841 .010499  .011235
Mississippi..... .000315 .001080  .001368 .001733 .002034 .002633 .002971 .003320  .004006  .004302 .004686  .004868
New Mexico...... .000551 .001272  .001643 .002044 .002661 .003129 .003193 .004139  .004832  .005411 .006050  .006505
Oklahoma........ .002542 .005289  .007441 .010142 .012716 .017474 .020063 .023272  .026128  .028702 .031255  .032957
Texas........... .007189 .016600  .023527 .028452 .037379 .043190 .052486 .061485  .068442  .074759 .081457  .087305

(SRT 1997 TAX)

                              SABINE ROYALTY TRUST

                             DEPLETION SCHEDULE XVI

  The cumulative depletion factors reflected in Depletion Schedule XVII should be used to compute 1997 federal and state depletion amounts attributable to Units purchased for which the Unit holder initially became entitled to distributions in 1997. This schedule should not be used to compute depletion for any other Units owned. (See the accompanying information for computation instructions.)

  FIRST MONTH IN
 WHICH UNITS WERE
   OWNED ON THE                  LAST MONTH IN WHICH UNITS WERE OWNED ON THE MONTHLY RECORD DATE IN 1997
  MONTHLY RECORD   ----------------------------------------------------------------------------------------------------
   DATE IN 1997    JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
-----------------  ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
January..........  .012232 .029948  .041573 .051721 .066285 .080284 .094736 .110335  .124007  .135515 .147352  .157083
February.........      --  .017716  .029341 .039489 .054053 .068052 .082504 .098103  .111775  .123283 .135120  .144851
March............      --      --   .011625 .021773 .036337 .050336 .064788 .080387  .094059  .105567 .117404  .127135
April............      --      --       --  .010148 .024712 .038711 .053163 .068762  .082434  .093942 .105779  .115510
May..............      --      --       --      --  .014564 .028563 .043015 .058614  .072286  .083794 .095631  .105362
June.............      --      --       --      --      --  .013999 .028451 .044050  .057722  .069230 .081067  .090798
July.............      --      --       --      --      --      --  .014452 .030051  .043723  .055231 .067068  .076799
August...........      --      --       --      --      --      --      --  .015599  .029271  .040779 .052616  .062347
September........      --      --       --      --      --      --      --      --   .013672  .025180 .037017  .046748
October..........      --      --       --      --      --      --      --      --       --   .011508 .023345  .033076
November.........      --      --       --      --      --      --      --      --       --       --  .011837  .021568
December.........      --      --       --      --      --      --      --      --       --       --      --   .009731
 STATE DEPLETION
     FACTORS       JANUARY FEBRUARY  MARCH   APRIL    MAY    JUNE    JULY   AUGUST  SEPTEMBER OCTOBER NOVEMBER DECEMBER
-----------------  ------- -------- ------- ------- ------- ------- ------- ------- --------- ------- -------- --------
Florida..........  .000268 .000370  .000381 .000012 .000552 .000958 .000569 .000198  .000468  .000352 .000264  .000130
Louisiana........  .000993 .003077  .001101 .001585 .001067 .001385 .001000 .001455  .001639  .001106 .000964  .001077
Mississippi......  .000371 .000901  .000340 .000430 .000355 .000706 .000399 .000412  .000809  .000349 .000453  .000214
New Mexico.......  .000521 .000681  .000351 .000378 .000583 .000442 .000061 .000894  .000655  .000547 .000604  .000430
Oklahoma.........  .002220 .002399  .001880 .002359 .002249 .004156 .002261 .002803  .002495  .002248 .002230  .001487
Texas............  .007859 .010288  .007572 .005384 .009758 .006352 .010162 .009837  .007606  .006906 .007322  .006393
                   ------- -------  ------- ------- ------- ------- ------- -------  -------  ------- -------  -------
 TOTAL...........  .012232 .017716  .011625 .010148 .014564 .013999 .014452 .015599  .013672  .011508 .011837  .009731
                   ======= =======  ======= ======= ======= ======= ======= =======  =======  ======= =======  =======







(SRT 1997 TAX)

                        [SAMPLE TAX FORM APPEARS HERE]

                        [SAMPLE TAX FORM APPEARS HERE]

                            COMPREHENSIVE EXAMPLE 1

  The following example illustrates the computations necessary for an individual to determine income and expense attributable to Units acquired in March of 1984 and held throughout 1997.


 COMPUTATION OF INCOME AND EXPENSE FOR UNITS OWNED ON ALL MONTHLY RECORD DATES
                                    IN 1997

                              SABINE ROYALTY TRUST
                           TAX COMPUTATION WORKSHEET

                                      1997

         (RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

                                     PART I

                               INCOME AND EXPENSE

                               A                 B                  C

                                          AMOUNTS PER UNIT
                           NUMBER OF      FROM APPROPRIATE
                          UNITS OWNED       SCHEDULE(S)                         WHERE TO REFLECT ON
          ITEM             (NOTE 1)           (NOTE 2)           TOTALS       1997 FORM 1040 (NOTE 3)
          ----            -----------     ----------------     ----------  -----------------------------
Gross Royalty Income....      100       X    $1.955335       =   $195.53   Line  4, Part I,   Schedule E
                          ----------      --------------       ----------
Severance Tax...........      100       X    $ .144324       =   $ 14.43   Line 16, Part I,   Schedule E
                          ----------      --------------       ----------
Interest Income.........      100       X    $ .010812       =   $  1.08   Line  1, Part I,   Schedule B
                          ----------      --------------       ----------
Administrative Expense..      100       X    $ .177263       =   $ 17.73   Line 18, Part I,   Schedule E
                          ----------      --------------       ----------

                                    PART II

                            COST DEPLETION (NOTE 4)

                       COST DEPLETION
                     ALLOWABLE IN PRIOR     ADJUSTED BASIS FOR
                       CALENDAR YEARS         COST DEPLETION         APPROPRIATE 1997
OIGINAL BASISR            (NOTE 5)               PURPOSES          COST DEPLETION FACTOR     1997 COST DEPLETION*
 --------------      ------------------     ------------------     ---------------------     --------------------
 $2,100.00       -       $1,806.99      =        $293.01       X          .140507        =          $41.17
 ----------            -------------          --------------         ----------------         ----------------

*Reflect cost depletion on 1997 Form 1040, line 20, Part 1, Schedule E (Note
 3).

                                    PART III

                  COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

                                                    WHERE TO REFLECT ON
      NET SALES       ADJUSTED BASIS      GAIN        1997 FORM 1040
        PRICE            (NOTE 6)        (LOSS)          (NOTE 3)
      ----------      --------------     ------     -------------------
      Not Appli-
       cable       -        --        =    --            Form 4797
      ----------       -----------         --

                        See Page 4 for Applicable Notes.
(SRT 1997 TAX)

                            COMPREHENSIVE EXAMPLE 2

  The following example illustrates the computations necessary for an individual to determine income and expenses and gain or loss on units disposed of during 1997.

ACQUISITION       UNITS           ORIGINAL           SALES          UNITS           SALES
   DATE          ACQUIRED           BASIS            DATE           SOLD            PRICE
-----------      --------         --------           -----          -----           -----
03-21-84           100            $2,100.00         04-3-97          100          $1,275.00

            COMPUTATION OF INCOME AND EXPENSE FOR UNITS SOLD IN 1997

                              SABINE ROYALTY TRUST
                           TAX COMPUTATION WORKSHEET

                                      1997

         (RETAIN THIS WORKPAPER AS PART OF YOUR PERMANENT TAX RECORDS)

                                     PART I

                               INCOME AND EXPENSE

                               A                 B                  C
                                          AMOUNTS PER UNIT
                           NUMBER OF      FROM APPROPRIATE
                          UNITS OWNED       SCHEDULE(S)                         WHERE TO REFLECT ON
          ITEM             (NOTE 1)           (NOTE 2)           TOTALS       1997 FORM 1040 (NOTE 3)
          ----            -----------     ----------------     ----------  -----------------------------
Gross Royalty Income....      100       X     $.536885       =   $53.69    Line  4, Part I,   Schedule E
                          ----------      --------------       ----------
Severance Tax...........      100       X     $.033363       =   $ 3.34    Line 16, Part I,   Schedule E
                          ----------      --------------       ----------
Interest Income.........      100       X     $.002868       =   $  .29    Line  1, Part I,   Schedule B
                          ----------      --------------       ----------
Administrative Expense..      100       X     $.032110       =   $ 3.21    Line 18, Part I,   Schedule E
                          ----------      --------------       ----------

                                    PART II

                            COST DEPLETION (NOTE 4)

                       COST DEPLETION
                     ALLOWABLE IN PRIOR     ADJUSTED BASIS FOR
                       CALENDAR YEARS         COST DEPLETION         APPROPRIATE 1997
OIGINAL BASISR            (NOTE 5)               PURPOSES          COST DEPLETION FACTOR     1997 COST DEPLETION*
 --------------      ------------------     ------------------     ---------------------     --------------------
 $2,100.00       -       $1,806.99      =        $293.01       X          .037754        =          $11.06
  ----------           -------------          --------------         ----------------         ----------------

*Reflect cost depletion on 1997 Form 1040, line 20, Part 1, Schedule E (Note
 3).

                                    PART III

                  COMPUTATION OF GAIN OR (LOSS) FOR UNITS SOLD

                                                        WHERE TO REFLECT ON
      NET SALES         ADJUSTED BASIS      GAIN          1997 FORM 1040
        PRICE              (NOTE 6)        (LOSS)            (NOTE 3)
      ---------         --------------     -------      -------------------
      $1,275.00     -      $281.95     =   $993.05           Form 4797
       ---------         ------------      -------

                        See Page 4 for Applicable Notes.
(SRT 1997 TAX)

                            COMPREHENSIVE EXAMPLE 2
                                  (CONTINUED)

                             SABINE ROYALTY TRUST

                    SUPPLEMENT TO TAX COMPUTATION WORKSHEET

                                     1997

                   FOR UNITS HELD FOR ONLY PART OF THE YEAR

  This worksheet should be used by Unit holders who became holders of record of Units or ceased to be holders of record of Units during the period from January 15, 1997 through December 15, 1997. This worksheet is designed to assist Unit holders in determining the proper income and expense factors to be used on the Tax Computation Worksheet-- Part I, under the heading entitled "Amounts Per Unit from Appropriate Schedule(s)". In order to complete this schedule, Unit holders should insert only the individual income and expense factors from the monthly schedules (pages 7-18) for each month during which the Units were owned on a Monthly Record Date. (See page 3 for a list of Monthly Record Dates.)

                                 MONTH(S) DURING WHICH UNITS WERE OWNED ON A MONTHLY RECORD DATE                 CALCULATED
                 -----------------------------------------------------------------------------------------------   FACTOR
                 JANUARY FEBRUARY  MARCH  APRIL   MAY    JUNE   JULY  AUGUST SEPTEMBER OCTOBER NOVEMBER DECEMBER PER UNIT*
                 ------- -------- ------- ------ ------ ------ ------ ------ --------- ------- -------- -------- ----------
Gross Royalty
 Income......... .151263 .206287  .179335   --     --     --     --     --      --       --       --       --     .536885
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------
Severance Tax... .009627 .012682  .011054   --     --     --     --     --      --       --       --       --     .023363
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------
Interest
 Income......... .000848 .001125  .000895   --     --     --     --     --      --       --       --       --     .002868
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------
Administrative
 Expense........ .016234 .009210  .006666   --     --     --     --     --      --       --       --       --     .032110
                 ------- -------  ------- ------ ------ ------ ------ ------  ------   ------   ------   ------   -------

-------
* This column of calculated factors per Unit should be inserted in column B of the Income and Expense section (Part I) of the Tax Computation Worksheet on page 4.
(SRT 1997 TAX)

                             SABINE ROYALTY TRUST

              DISCUSSION OF TAX CONSIDERATIONS PERTAINING TO THE
                  OWNERSHIP OF UNITS IN SABINE ROYALTY TRUST


  The tax law requires individuals, estates, trusts, closely held C corporations and personal service corporations to categorize income and expense into one of three classes, "active," "portfolio" or "passive", based upon the nature of the activity and the involvement of the taxpayer in such activity. Since the Trust is a grantor trust, the Unit holders are deemed to hold the investment in the royalty interests directly and the proper classification of the Trust income and expense will be dependent upon the relevant facts and circumstances of each Unit holder. Generally, income or loss resulting from an interest in the Trust is properly classified as portfolio and as such can be reported as directed on the tax computation worksheet (page 4). However, under certain limited circumstances a different classification may be appropriate, accordingly Unit holders should consult their tax advisor concerning this matter.

TAXATION OF THE ORIGINAL DISTRIBUTION OF UNITS

  A detailed discussion of the Federal income tax consequences arising from the original distribution of Units was included in the 1983 tax information booklet of the Trust. The majority of that discussion was applicable only to Unit holders who received Units in the distribution from Sabine Corporation ("Sabine"). Unit holders who desire a copy of this material may obtain copies of the information by writing the Trustee of the Trust at:

      Sabine Royalty Trust
      1983 Tax Booklet
      NationsBank of Texas N.A., Trustee
      P.O. Box 830650
      Dallas, Texas 75283-0650

TAX BACKGROUND INFORMATION

  Sabine received a private letter ruling from the Internal Revenue Service, dated May 2, 1983 (the "Ruling"), concerning certain tax considerations relevant to the creation and continued existence of the Trust. Pursuant to the Ruling, the Trust is classified for Federal income tax purposes as a "grantor trust" and not as an association taxable as a corporation. A grantor trust is not subject to Federal income tax. Instead, its beneficiaries (the Unit holders in the case of the Trust) are generally considered to own the trust's income and principal as though no trust were in existence. A grantor trust simply files an information return reflecting all items of income and/or deductions that will be included in the returns of the beneficiaries. Accordingly, each Unit holder of the Trust is taxable on his pro rata share of the Trust income and/or deductions.

  The income received or accrued and deductions paid or incurred by the Trust are deemed to be received or accrued and paid or incurred, respectively, by each Unit holder at the same time as the Trust. Thus, the taxable year for reporting a Unit holder's share of the Trust's income and deductions is controlled by the Unit holder's taxable year and method of accounting rather than the taxable year and method of accounting of the Trust. For example, a cash basis Unit holder should recognize income attributable to his Units as such income is received by the Trust; and deductions attributable to his Units should be claimed when such deductions are paid by the Trust.

(SRT 1997 TAX)

 Effect of Escrow Arrangement

  The assets of the Trust include royalty and mineral interests in certain producing and proved undeveloped oil and gas properties (the "Properties"), which constitute economic interests in gross production of oil, gas and other minerals free of the costs of production. The Properties are located in six states and were not carved out of any of Sabine's working interests in effecting the distribution. In order to facilitate creation of the Trust and avoid the administrative expense and inconvenience of daily reporting to Unit holders, the conveyances by Sabine of the Properties located in five of the six states provided for the execution of an escrow agreement by Sabine, the Trustee and InterFirst Bank Dallas, N.A., in its capacity as escrow agent. The conveyances by Sabine of the Properties located in Louisiana provided for the execution of a substantially identical escrow agreement by Sabine and a Louisiana bank, in the capacities of escrow agent and of trustee under Sabine Louisiana Royalty Trust. Sabine Louisiana Royalty Trust, the sole beneficiary of which is the Trust, was established in order to avoid uncertainty under Louisiana law as to the legality of the Trustee's holding record title to the Properties located in Louisiana.

  Pursuant to the terms of the escrow agreement and the conveyances of the Properties by Sabine, the proceeds of production from the Properties for each calendar month, and interest thereon, are collected by the escrow agents and are paid to and received by the Trust only on the next Monthly Record Date. The escrow agents have agreed to endeavor to assure that they incur and pay expenses for each calendar month only on the Monthly Record Date. The Trust Agreement also provides that the Trustee is to endeavor to assure that income of the Trust will be accrued and received and expenses of the Trust will be incurred and paid only on each Monthly Record Date. Assuming the escrow arrangement is recognized for Federal income tax purposes and the Trustee and the escrow agents are able to control the timing of income and expenses, as stated above, both cash and accrual basis Unit holders will be treated as realizing income only on each Monthly Record Date. The Trustee is treating the escrow arrangement as effective for tax purposes and the accompanying tax information has been presented accordingly.

  If the escrow arrangement is not recognized for Federal income tax purposes, a mismatching of income and deductions could occur between a transferor and a transferee upon the sale or exchange of Units. In addition, the Trustee would be required to report the proceeds from production, interest income thereon and any deductions to the Unit holders on a daily basis, resulting in a substantial increase in the administrative expenses of the Trust.

DEPLETION

 Cost Depletion

  Pursuant to the previously mentioned Ruling, each Unit holder is entitled to deduct cost depletion with respect to his pro rata interest in the Properties. This cost depletion deduction is computed by reference to the Unit holder's basis in each of his Units.

  The deduction for cost depletion must be computed by a Unit holder with respect to each separate property in the Trust. A Unit holder's tax basis in each separate property generally must be determined at the time each Unit is acquired by allocating such Unit holder's cost in each Unit among all properties in the Trust based on their relative fair market values. However, a corporate Unit holder that acquired Units in the distribution from Sabine must determine its tax basis in each separate property in the Trust at the time of the distribution by reference to Sabine's tax basis in each separate property included in the distribution. The cost depletion deduction attributable to each separate property is calculated for a taxable year by multiplying the tax basis of the property times the decimal derived when estimated total

(SRT 1997 TAX)
equivalent units of production (barrels of oil and MCF's of gas) expected to be recovered from the property as of the beginning of the taxable year is divided into the number of equivalent units produced and sold from such property during the taxable year. The resulting deduction for cost depletion cannot exceed the adjusted tax basis in the property. The composite depletion factors presented herein were derived in a manner that encompasses this separate property concept.

 Percentage Depletion

  Prior to the Revenue Reconciliation Act of 1990, Unit holders were prohibited from claiming percentage depletion on transferred proven oil and gas properties. Since substantially all of the properties were "proven properties" on the date of the original distribution, the percentage depletion deduction has limited applicability to Unit holders which became Unit holders prior to October 12, 1990.

  For Unit holders which become Unit owners from transfers of Units occurring after October 11, 1990, the Revenue Reconciliation Act of 1990 repeals the prohibition on claiming percentage depletion. A computation of percentage depletion has been made with respect to the post October 11, 1990 transfers. However, since cost depletion exceeds any otherwise allocable percentage depletion, percentage depletion factors have not been presented by reference to the number of units a Unit holder owns. Percentage depletion will continue to be computed and compared to cost depletion on an annual basis for applicable transfers occurring after October 11, 1990.

NONRESIDENT FOREIGN UNIT HOLDERS

  Nonresident alien individual and foreign corporation Unit holders ("Foreign Taxpayer(s)"), in general, are subject to tax on the gross income attributable to the Trust at a rate equal to 30 percent (or the lower rate under any applicable treaty) without any deductions. This tax is withheld by the Trust and remitted directly to the United States Treasury. Foreign Taxpayers who have had tax withheld in 1997 should have received a Form 1042S from the Trust. The Form 1042S will reflect the total Federal income tax withheld from distributions. The amount reported on the Form 1042S should not be included as additional income in computing taxable income, as such amount is already included in the per Unit income items on the income and expense schedules. The Federal income tax withheld, as reported on the Form 1042S, should be considered as a credit by the Unit holder in computing any Federal income tax liability.

  A Foreign Taxpayer holding income producing real property may elect to treat the income from such real property as effectively connected with the conduct of a United States trade or business. The income attributable to the Properties is considered as income produced from real property. Therefore, this election should be available to Foreign Taxpayers with respect to the taxable income resulting from the ownership of Units. A Unit holder so electing is entitled to claim all deductions with respect to such income, but must file a United States income tax return to claim such deductions. This election once made is generally irrevocable unless an applicable treaty allows the election to be made periodically.

  The Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"), generally treats interests in trusts owning United States real property as United States real property interests. However, pursuant to applicable Treasury regulations, Units in Trust, for purposes of FIRPTA only, are not considered United States real property interests unless they are owned by a Unit holder having greater than a 5% interest in the Trust. Additionally, certain reporting provisions are applicable with respect to Foreign Taxpayers owning a greater than 5% interest in the Trust.

  Generally, income tax is required to be withheld from any proceeds distributed to Foreign Taxpayers at the rate of 10% of the amount realized by Foreign Taxpayers upon the sale, exchange

(SRT 1997 TAX)
or other disposition of a Unit. This withholding is required only when the FIRPTA provisions apply, as described in the preceding paragraph. In addition, distributions, if any, that represent the Foreign Taxpayer's allocable share of gain realized upon the sale, exchange or other disposition of a United States real property interest by the Trust, will generally be subject to withholding tax at a 34% rate.

  In order to avoid such withholding when the FIRPTA provisions apply, Foreign Taxpayers will be required to furnish the applicable withholding agent with an exemption statement certifying why such withholding is not required. Foreign Taxpayers are encouraged to consult their own tax advisors concerning the tax consequences of their investment in the Trust.

SALE OR EXCHANGE OF UNITS

  Generally, a Unit Holder realizes gain or loss upon the sale or exchange of any Unit measured by the difference between the amount realized from the sale or exchange and the adjusted tax basis of such Unit. The adjusted tax basis of a Unit is the original basis of such Unit reduced by depletion deductions allowable (whether deducted or not) with respect to such Unit. Trust income allocable to such Unit to the date of sale is taxable to the selling Unit holder. The purchaser of a Unit is taxable on Trust income allocable to such Unit from the date of purchase forward. For Federal income tax purposes, Trust income should generally be allocable only to the holder of record of a Unit on each Monthly Record Date. Gain or loss on the sale of a Unit by a Unit holder who acquired the Unit(s) prior to January 1, 1987 who is not a "dealer" with respect to such Unit, who holds it as a capital asset and who has held it for the required amount of time will, in general, be treated as a long-term capital gain or loss.

  A Unit holder who is not a dealer who sells a Unit acquired on or after January 1, 1987 must recapture the depletion deductions taken with respect to such Unit by recognizing as ordinary income the lesser of (1) the depletion deductions taken or (2) the amount realized upon the sale less the adjusted basis of the Unit. Gain in excess of the recaptured depletion deduction will, in general, be treated as a capital gain.

  Units acquired after 1987 qualifying as capital assets must be owned more than 1 year to qualify for long-term capital gain or loss treatment.

BACKUP WITHHOLDING

  A payer is required under specified circumstances to withhold tax at the rate of 31% on "reportable interest or dividend payments" and "other reportable payments" (including certain oil and gas royalty payments). Generally, this "backup withholding" is required on payments if the payee has failed to furnish the payer a taxpayer identification number or if the payer is notified by the Secretary of the Treasury to withhold taxes on such payments with respect to the payee.

  Amounts withheld by payers pursuant to the backup withholding provisions are remitted to the Internal Revenue Service and are considered a credit against the payee's Federal income tax liability. If the payee does not incur a Federal income tax liability for the year in which the taxes are withheld, the payee will be required to file the appropriate income tax return to claim a refund of the taxes withheld.

STATE INCOME TAX

  Unit holders may be required to file state income tax returns and may be liable for state income tax as a result of their ownership of Units. The Properties are located in Florida, Louisiana, Mississippi, New Mexico, Oklahoma and Texas. The tax information included in this booklet is being presented in

(SRT 1997 TAX)
a manner to enable Unit holders to compute the income and deductions of the Trust attributable to each of these states. Unit holders will need this information to comply with the state income tax filing requirements in those states imposing a state income tax. The laws pertaining to income tax in any given state may vary from those of another state and from those applicable to Federal income tax. Accordingly, Unit holders are urged to consult their own tax advisors concerning this matter.

  The Trustee has been informed that certain states have contacted Unit holders regarding underpayments of the state income tax imposed on the Unit holders' income from the Trust. Failure by Unit holders to properly report their state tax liability could result in the direct withholding of state taxes from Trust distributions. Accordingly, Unit holders are urged to carefully review the various filing requirements of the states listed below in order to determine if a current or prior year state income tax liability exists as a result of the ownership of Units in the Trust.

  The state of Texas does not impose an individual income tax; therefore, no part of the income attributable to the Trust will be subject to state income tax in Texas for individuals. However, corporations (and Limited Liability Companies) doing business in Texas are subject to the Texas Franchise Tax which now includes a calculation based on the corporation's taxable income for Federal income tax purposes. The state of Florida imposes an income tax on resident and nonresident corporations but not individuals. Each of the other states in which the Properties are located imposes an income tax applicable to both resident and nonresident individuals and corporations. Generally, the state income tax in these states is computed as a percentage of taxable income attributable to the particular state. Furthermore, even though there are variances from state to state, taxable income for state purposes is often computed in a manner similar to the computation of taxable income for Federal income tax purposes.

  All states have not adopted Federal law with respect to the percentage method of computing depletion nor are such methods consistent among the various states. It should be noted, however, that cost depletion is allowed by those states indicated above which impose a state income tax. Included herein is information to assist you in determining the respective allowable cost depletion deductions by state.

  The following table reflects calendar year corporate and individual income tax return due dates for the states in which the Properties are located. The state income tax return due dates for fiscal year taxpayers will generally allow the same period of time following the end of their respective fiscal years as is allowed for calendar year taxpayers. However, the Texas franchise tax return is generally due for all corporations on May 15.

                                   CORPORATE                                         INDIVIDUAL
      STATE                        TAXPAYER                                           TAXPAYER
      -----                        ---------                                         ----------
   Texas                           May 15                                          Not Applicable
   Florida                         April 1                                         Not Applicable
   Louisiana                       April 15                                        May 15
   Mississippi                     March 15                                        April 15
   Oklahoma                        March 15                                        April 15
   New Mexico                      March 15                                        April 15

Unit holders should consult their own tax advisors concerning the type of state income tax returns that may be required and their applicable due dates.

(SRT 1997 TAX)

  Following is a list of names and addresses of the various state taxing authorities from which you may obtain additional information:

  Florida                   Florida Department of Revenue
                            5050 W. Tennessee Street, Bldg K
                            Tallahassee, Florida 32399-0135
                            (904) 488-6800
  New Mexico  Individuals:  State of New Mexico
                            Taxation and Revenue Department
                            1200 Saint Francis Drive
                            P.O. Box 630
                            Santa Fe, New Mexico 87509-0630
                            (505) 827-0700, (505) 827-0830
              Corporations: New Mexico Taxation and Revenue Department
                            Attention: Corporate Income and Franchise Tax
                            P.O Box 25127
                            Santa Fe, New Mexico 87504-5127
                            (505) 827-0939
  Mississippi               Mississippi State Tax Commission
                            Bureau of Revenue
                            P.O. Box 23050
                            Jackson, Mississippi 39225-3050
                            (601) 359-1105, (601) 359-1141
  Louisiana   Individuals:  Department of Revenue and Taxation
                            State of Louisiana
                            P.O Box 3440
                            Baton Rouge, Louisiana 70823-3440
                            (504) 925-4611
              Corporations: Secretary of Revenue and Taxation
                            State of Louisiana
                            P.O. Box 91011
                            Baton Rouge, Louisiana 70821-9011
                            (504) 925-4611
  Oklahoma    Individuals:  Income Tax Division
                            Connors Bldg.
                            2501 N. Lincoln Blvd.
                            Oklahoma City, OK 73194
              Corporations: Oklahoma Tax Commission
                            P.O. Box 26800
                            Oklahoma City, Oklahoma 73126-0800
                            (405) 521-3125
  Texas                     Texas Comptroller of Public Accounts
                            Austin, Texas 78774-0100
                            (800) 252-5555

(SRT 1997 TAX)